KPMG Peat Marwick LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402

Independent Auditors' Report on
Internal Accounting Control

The Board of Trustees and Unitholders
Growth Trust:

In planning and performing our audits
of the financial statements of Growth
Portfolio and Growth Trends Portfolio
(portfolios within Growth Trust) for
the year ended July 31, 1997, we
considered their internal control
structure,
including procedures for safeguarding
securities, in order to determine our
auditing procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of  Form N-SAR,
not to provide assurance on the
internal control structure.

The management of Growth Trust is
responsible for establishing and
maintaining a system of internal
accounting control. In fulfilling this
responsibility, estimates and
judgments by management are required
to assess the expected benefits and
related costs of internal control
structure policies and procedures. Two
of the objectives of an internal
control structure are to provide
management with reasonable, but not
absolute, assurance that assets are
safeguarded against loss from
unauthorized use or disposition and
that transactions are executed in
accordance with management's
authorization and recorded properly to
permit the preparation of financial
statements in conformity with
generally accepted accounting
principles.

Because of inherent limitations in any
internal control structure, errors or
irregularities may occur and not be
detected. Also, projection of any
evaluation of the structure to future
periods is subject to the risk that it
may become inadequate because of
changes in conditions or that the
effectiveness of the design and
operation may deteriorate.

Our consideration of the internal
control structure would not
necessarily disclose all matters in
the internal control structure that
might be material weaknesses under
standards established by the American
Institute of Certified Public
Accountants. A material weakness is a
condition in which the design or
operation of the specific internal
control structure elements does not
reduce to a relatively low level the
risk that errors or irregularities in
amounts that would be material in
relation to the financial statements
being audited may occur and not be
detected within a timely period by
employees in the normal course of
performing their assigned functions.
However,
we noted no matter involving the
internal control structure, including
procedures for safeguarding
securities, that we consider to be a
material weakness as defined above as
of July 31, 1997.

This report is intended solely for the
information and use of management and
the Securities and Exchange
Commission.

KPMG Peat Marwick LLP

Minneapolis, Minnesota
September 5, 1997